SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 17, 2008
SEDONA CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-15864 (Commission File No.)	95-4091769 (IRS Employer Identification No.)

1003 West Ninth Avenue King of Prussia, Pennsylvania (Address of principal executive offices)	19406 (Zip Code)
Registrant’s telephone number, including area code: (610) 337-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — Corporate Governance and Management
ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (b) On September 17, 2008, Marco A. Emrich notified the Board of Directors of SEDONA Corporation (the “Company”) that he had resigned from his positions as Chief Executive Officer, President, and Director of the Company, effective immediately.
     (c) On September 17, 2008, the Board of Directors of the Company appointed Scott C. Edelman the Interim Chief Executive Officer and President of the Company. Mr. Edelman has served as the Co-Chairman of the Company since May 2007 and has served as a director of the Company since August 2004. The Company and Mr. Edelman have not yet entered into any agreement or other arrangement relating to his service as interim Chief Executive Officer and President of the Company. However, the Company and Mr. Edelman are conducting discussions regarding his term of office and his compensation for his service in such positions.
     Certain additional information about Mr. Edelman including his business experience may be found in the Proxy Statement dated August 18, 2008 filed by the Company with the Securities and Exchange Commission in connection with its 2008 Annual Meeting of Shareholders under the caption “Election of Directors”
SECTION 9 — Financial Statements and Exhibits
ITEM 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
99.1	Press Release Appointing Scott Edelman as Interim Chief Executive Officer and President dated September 17, 2008

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: September 17, 2008

SEDONA CORPORATION
By:	/s/ Scott C. Edelman
Scott C. Edelman
Interim Chief Executive Officer and President

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